Revision 2 - March 2004                                      EXHIBIT 10.1
                                 LEASE AGREEMENT
                                      (Net)

THIS LEASE AGREEMENT ("Lease") is made between Harsch Investment Properties - Nevada, LLC, an Oregon limited liability company ("Landlord"), and Electrograph Systems, Inc., a New York corporation ("Tenant"), as of March 15, 2005 (the "date of this Lease").

                             BASIC LEASE INFORMATION

DESCRIPTION OF PREMISES: 470 Mirror Court, Suite 102-103, Henderson, Nevada 89015, (the Premises as shown on Exhibit A), consisting of approximately 26,431 square feet within Building B (the "Building") of Landlord's multi-tenant development known as Henderson Commerce Center (the "Project"). "Tenant's Proportionate Share" (a) of the Building is 39.661% and/or (b) of the Project is 6.766%. (See Lease Paragraph 1 and Exhibit F Paragraph 37 for special allocations during Tenant Improvement Work)

PERMITTED USE: Tenant shall utilize the premises for general/administration offices, storage and distribution of any and all of Tenant's product line consistent with Lease provisions, which is initially intended to be for television and audio equipment and related items.

INITIAL LEASE TERM: Sixty-three (63) months EARLY OCCUPANCY DATE: Subject to Landlord Approval

SCHEDULED WAREHOUSE  COMMENCEMENT DATE: April 1, 2005 SCHEDULED EXPIRATION DATE:
July 31, 2010

BASE RENT, OPERATING EXPENSES AND SECURITY DEPOSIT (See Exhibit F Paragraph 37 for Warehouse-only Base Rent)

 (a) Base Rent due pursuant to Paragraph 3:                            (b)   Tenant's Proportionate Share  of First Year
                                                                             Estimated Operating Expenses pursuant to
                                                                             Paragraph  4.2:  $3,172.00  per  month
     May 1, 2005 through May 31, 2005       $12,687.00 per month             for entire Premises

     June 1, 2005 through June 30, 2005     $00.00 per month

     July 1, 2005 through April 30, 2006    $12,687.00 per month
     May 1, 2006 through May 31, 2006       $00.00 per month           (c)   Security  Deposit  pursuant to Paragraph 6:
     June 1, 2006 through April 30, 2007    $13,194.00 per month             $18,608.00.
     May 1, 2007 through April 30, 2008     $13,722.00 per month
     May 1, 2008 through May 31, 2008       $00.00 per month           (d)   Monthly    HVAC    Service    Charge pursuant to
     June 1, 2008 through April 30, 2009    $14,271.00 per month             Paragraph 7.1.2: $Not Applicable
     June 1, 2009 through July 31, 2010     $14,842.00 per month

NOTICE         NOTICE TO LANDLORD:                                  NOTICE TO TENANT:
ADDRESSES:     Harsch Investment Properties - Nevada, LLC           Electrograph Systems, Inc.

               3111 South Valley View Blvd., Suite K-101            50 Marcus Blvd
               Las Vegas, Nevada 89102                              Hauppauge, New York 11788
               Attn: Property Manager                               Attn:  Tony Blasi
               Fax: (702) 368-2930                                  Telephone:  (800) 776-5768

BILLING AND    LOCKBOX REMITTANCE TO LANDLORD:                      BILLING TO TENANT:
PAYMENT        Henderson Commerce Ctr.                              Electrograph Systems, Inc

ADDRESSES:     Unit No. 21                                          50 Marcus Blvd
               P O Box 5000                                         Hauppauge, New York 11788
               Portland, Oregon 97208- 5000                         Attn:  Dona Viotti

TENANT'S TAXPAYER ID #: 11-3372997

GUARANTOR:  Manchester Technologies, Inc., a New York corporation
 (If any, see Exhibit G)

TENANT CONTACT:Samuel Taylor Telephone:   (800) 776-5768   Fax:  (631) 436-5227

IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Information, the following Paragraphs 1 through 29 (the "Standard Lease Provisions") and Exhibits A (Premises/Project), B (Insurance), C (Signage Criteria), D (Tenant Improvement Agreement), E (Rules & Regulations) F (Further Provisions Paragraphs 30 through 37) and G (Guarantor) all of which are incorporated herein by this reference (collectively, this "Lease"). In the event of any conflict between the provisions of the Basic Lease Information and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

 Landlord                                          Tenant
    Harsch Investment Properties-Nevada LLC       Electrograph Systems, Inc., a
                                                   New York corporation
    By:  /s/ Susan Bowlsby                         By: /s/ Seth Collins
    ---  -----------------                         --------------------
    Name  Susan Bowlsby                                  Seth Collins,
    Title   Sr. VP

                           STANDARD LEASE PROVISIONS
                                     (Net)

1. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to the following terms and conditions, the Premises initially consisting of the Warehouse Portion of approximately 22,431 square feet and the balance of approximately 4,000 square feet referred to as the Office Portion for staging and construction of an office area of approximately 1,356 square feet located in the Project and described in the Basic Lease Information and shown on the attached Exhibit A. Landlord reserves the right to make such changes, additions and/or deletions to the Project and/or the common areas and parking or other facilities thereof as it shall determine from time to time.

2. Term.

     2.1 Unless delayed or sooner terminated in accordance herewith, the term of this Lease (the "Term") shall be as set forth in the Basic Lease Information. If the Term Commencement Date (defined below) is not the first day of a calendar month, there shall be added to the Term the partial month ("Partial Lease Month") from the Term Commencement Date through the last day of that calendar month containing the Term Commencement Date.

     2.2 The Term shall commence as to the Warehouse Portion of the Premises on the date specified in the Basic Lease Information on the Scheduled Term Commencement Date and as to the Office Portion of the Premises upon substantial completion of the Tenant Improvements (as defined below), which is estimated to be on or before May 31, 2005. If the Landlord has not delivered the Office Portion of the Premises to Tenant by May 31, 2005, the Term Commencement Date as to the Office Portion of the Premises shall be the earlier of the date Landlord delivers the Office Portion of the Premises to Tenant or the date Tenant takes possession or commences use of the Office Portion of the Premises for any business purpose (including moving in). If this Lease contemplates the construction of tenant improvements in the Premises by Landlord, Landlord shall be deemed to have delivered the Office Portion of the Premises to Tenant on the date determined by Landlord's space planner to be the date of substantial completion of the work to be performed by Landlord (as described in the Tenant Improvement Agreement, if any, attached hereto as Exhibit D). Landlord represents and warrants that upon Lease commencement of the applicable portion of the Leased Premises (Warehouse or Office, as the case may be), the public and common areas and facilities of and comprising the Building and Project, including, but not limited to, the roof and roof membrane, mechanical rooms, pest extermination, parking and service areas, driveways, sidewalks, truck staging areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, plumbing and lighting of the Building or Project Premises are in good working condition and free of faults or defects. This Lease shall be a binding contractual obligation upon execution and delivery hereof by Landlord and Tenant, notwithstanding the later commencement of the Term.

     2.3 Landlord's Work. Landlord's Work, if any, shall be installed by Landlord in compliance with all then applicable codes. Tenant, at its sole expense, agrees to comply with all laws, codes, ordinances and other legal requirements (including covenants and restrictions) applicable to the Premises (herein "Laws"). After the applicable Commencement Date, Tenant agrees to cause the Premises to comply with all Laws, including by making any changes to the Premises necessitated by any Tenant activity, including but not limited to changes required by (a) any Tenant's Work or Tenant Alterations (as defined below), or (b) any use of the Premises or Project by Tenant. If any activity of Tenant necessitates changes to the Project other than the Premises, then Landlord shall elect that Landlord accomplish the same at the expense of Tenant or that Tenant accomplish the same at its own expense.

     2.4 Delivery of Possession. As set forth above, the parties contemplate delivery of possession of the Premises in two (2) phases with a separate Commencement Date for each applicable portion. The Warehouse Portion of the Premises shall be delivered on or before April 1, 2005, and the Office Portion of the Premises shall be delivered upon substantial completion by Landlord of the Tenant Improvement Work as described in Exhibit D, which is expected to occur on or before May 31, 2005. If for any reason Landlord cannot deliver possession of the Office Portion of the Premises on or before May 31, 2005, then except as provided below, Landlord will not be subject to any liability nor will the validity of this Lease be affected in any manner. Rather, the Commencement Date for the Office Portion of the Premises shall be delayed until delivery of possession and the expiration date of the Lease Term shall be unaffected thereby. If for any reason possession of the Office Portion of the Premises is not delivered by May 31, 2005, or within the ninety (90) day period thereafter (the "Allowed Grace Period"), Landlord or Tenant may terminate this Lease as to the entire Premises (Warehouse and Office portions) by written notice given after the Allowed Grace Period but prior to delivery of possession; provided, the Allowed Grace Period shall be extended by (a) the number of days of delays attributable to Tenant (including but not limited to delays in approvals of plans or cost estimates, delays related to changes in plans requested by Tenant whether or not approved by Landlord, delays caused by Tenant installing any "Tenant's Work", delays caused by other early entry or early occupancy by Tenant in the Office Portion of the Premises, and/or other delays attributable to Tenant), plus (b) the number of days of delays caused by events beyond the reasonable control of Landlord (including but not limited to fire, earthquake, other casualty, inclement weather, acts of God, shortages of labor or material, lead times on ordered items, strike, acts or omissions of government, and/or delays in governmental permits, inspections or approvals). Any such termination shall be without liability of Landlord. Any such termination by Tenant shall be Tenant's sole remedy for delay in delivery of possession of the Office Portion of the Premises.

     2.5 Upon full execution and delivery of this Lease and receipt by Landlord of satisfactory evidence of Tenant's compliance with the insurance provisions of the Lease, Tenant may be permitted to occupy the Warehouse Portion of the Premises prior to the Term Commencement Date to install furniture, fixtures and the like. Early occupancy shall not advance the expiration date of the Lease and no Base Rent shall be payable, but Tenant shall be responsible for any separately metered utility usage and bound by all other provisions of the Lease, including, without limitation, Additional Rent (defined below). During any early occupancy or other period in which Landlord and Tenant are simultaneously occupying and/or performing work in either portion of the Premises, Landlord's construction supervisor shall be authorized to resolve any conflicts as to scheduling, access or the like.

3. Rent; Payment of Additional Rent; Operating Expenses.

     3.1 Subject to the provisions of this Paragraph 3, Tenant agrees to pay during the Term as rent for the applicable portions of the Premises the sums specified in the Basic Lease Information (as increased from time to time as provided in the Basic Lease Information or as may otherwise be provided in this Lease) (the "Base Rent"). The adjustments to Base Rent set forth in the Basic Lease Provisions shall occur at the stated times and be applicable to the entire Premises, notwithstanding the delivery of the Office Portion of the Premises at a later date than the Warehouse Portion. Base Rent shall be payable in consecutive monthly installments, in advance, without prior notice, demand, deduction or offset, commencing on the applicable Term Commencement Date and continuing on the first day of each calendar month thereafter, except that the first full monthly installment of Base Rent shall be payable upon Tenant's execution of this Lease. If the applicable Term Commencement Date is not the first day of a calendar month, then the Base Rent for the Partial Lease Month shall be prorated based on a 30-day month and shall be payable on the first day of the calendar month following the Term Commencement Date.

     3.2 All monies to be paid by Tenant hereunder, including Tenant's Proportionate Share of Operating Expenses as specified in Paragraph 4 (estimated and/or revised), and all other amounts, fees, payments or charges payable hereunder by Tenant (collectively, "Additional Rent"), together with Base Rent, shall (i) each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as "Rent"), (ii) be payable to Landlord in lawful money of the United States when due without any prior demand therefor, except as may be expressly provided to the contrary herein, (iii) be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant, and (iv) if applicable, be prorated based upon a 30 day month for any partial month.

4. Operating Expenses.

     4.1 Operating Expenses. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate Share of the Building and/or Project (as applicable), as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes are made to the Premises, Building and/or Project or the configuration of any thereof, Landlord may at its discretion reasonably adjust Tenant's Proportionate Share of the Building and/or Project to reflect the change. Landlord's determination of Tenant's Proportionate Share of the Building and/or Project shall be conclusive absent manifest error. "Operating Expenses" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord or specific tenants of the Building or Project pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

     4.1.1 Taxes. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Landlord, Building, or the Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, Building or Project or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or Project or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project, or taxes computed upon the basis of the net income of any owners of any interest in the Project. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

     4.1.2 Insurance. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord, including for the insurance coverage required under Paragraph 11.1 herein.

     4.1.3 Common Area Maintenance.

          4.1.3.1 Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas and facilities of and comprising the Building and Project, including, but not limited to, the roof and roof membrane, elevators, mechanical rooms, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building or Project, which determination shall be at Landlord's discretion, except for: those items to the extent paid for by the proceeds of insurance; and those items attributable solely or jointly to specific tenants of the Building or Project.

          4.1.3.2 Repairs, replacements, and general maintenance shall include the cost of any improvements made to or assets acquired for the Project or Building that in Landlord's discretion may reduce any other Operating Expenses, including present or future repair work, are reasonably necessary for the health and safety of the occupants of the Building or Project, or for the operation of the Building systems, services and equipment, or are required to comply with any Regulation, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance.

          4.1.3.3 Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

          4.1.3.4 All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services to the extent not furnished by Tenant under Paragraph 7.2 hereof, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project.

          4.1.3.5 The cost of supplying any services and utilities which benefit all or a portion of the Premises, Building or Project to the extent not furnished by Tenant under Paragraph 7.2 hereof.


          4.1.3.6 Legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

          4.1.3.7 A management fee equal to five percent (5%) of the sum of the Landlord's effective gross income from the Project which consists of the gross rents charged the tenants of the Project plus expense reimbursements and other operating income.

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

     4.2 Payment of Estimated Operating Expenses. "Estimated Operating Expenses" for any particular year shall mean Landlord's estimate of the Operating Expenses for such calendar year. During the last month of each calendar year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing calendar year. Tenant shall pay Tenant's Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the calendar year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance, prorated for any partial month, if applicable. If at any time during the course of the calendar year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating
Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such calendar year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Operating Expenses for such year. Tenant's share of the Operating Expenses (excluding for this purpose Taxes and Insurance premiums) cannot be increased by more than five percent (5%) per annum.

     4.3 Computation of Operating Expense Adjustment. "Operating Expense Adjustment" shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any calendar year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the calendar year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant's payment based upon Estimated Operating Expenses is less than Tenant's Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement. If such statement shows that Tenant's payments of Estimated Operating Expenses exceed Tenant's Proportionate Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Tenant's Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such calendar year that this Lease is in effect. Notwithstanding anything to the contrary contained in Paragraph 4.1 or 4.2, Landlord's failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant's Proportionate Share of Operating Expenses.

     4.4 Net Lease. This shall be a net Lease and Base Rent shall be paid to Landlord net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 4.1. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project.

     4.5 Tenant Audit. If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 4.3 above, Tenant shall have the right, not later than twenty (20) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to Operating Expenses for such calendar year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant's Proportionate Share of the Operating Expenses previously reported, the cost of such audit shall be borne by Landlord;
otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 4.5 within twenty (20) days after receipt of Landlord's statement provided pursuant to Paragraph 4.3, such statement shall be final and binding for all purposes hereof. Tenant acknowledges and agrees that any information revealed in the above described audit may contain proprietary and sensitive information and that significant damage could result to Landlord if such information were disclosed to any party other than Tenant's auditors. Tenant shall not in any manner disclose, provide or make available any information revealed by the audit to any person or entity without Landlord's prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. The information disclosed by the audit will be used by Tenant solely for the purpose of evaluating Landlord's books and records in connection with this Paragraph 4.5.

5. Delinquent Payment; Handling Charges. If Tenant is more than ten (10) days late in paying any amount of Rent, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the delinquent amount. In addition, any amount due from Tenant to Landlord which is not paid within ten (10) days of the date due shall bear interest at an annual rate (the "Default Rate") equal to fifteen percent (15%).

6. Security Deposit. Upon execution of this Lease, Tenant shall pay to Landlord the amount of Security Deposit specified in the Basic Lease Information. If Tenant defaults with respect to any provision of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor by Landlord, deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the amount required to be maintained by Tenant hereunder. Anytime the Base Rent increases during the term of this Lease, Tenant shall, upon written request from Landlord, deposit additional monies with Landlord sufficient to maintain the same ratio between the Security Deposit and the Base Rent as those amounts are specified in the Basic Lease Information. Within a reasonable period following expiration or the sooner termination of this Lease, provided that Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the remaining portion of the Security Deposit. The Security Deposit may be commingled by Landlord with Landlord's other funds, and no interest shall be paid thereon.

7. Repairs and Maintenance.

     7.1 Landlord's Obligations.

          7.1.1 Landlord shall, subject to reimbursement under Paragraph 4, maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building together with the common areas and other equipment used in common by tenants in the Project. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, dock bumpers or dock plates, special store fronts or office entries. Any damage caused by or repairs necessitated by any negligence or act of Tenant, including, without limitation, any contractor, employee, agent, invitee or visitor of Tenant (each, a "Tenant Party") may be repaired by Landlord at Landlord's option and Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall furnish Tenant with notice of the need to enter the premises, unless there is an emergency which requires an immediate response from Landlord, Tenant will give Landlord the right to enter the Premises at a reasonable time accompanied by Tenant's representative to repair same. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 15.

                  7.1.2    Intentionally omitted.

     7.2 Tenant's Obligations.

          7.2.1 Tenant shall (to the extent possible) contract for and pay directly when due for all gas, heat, air conditioning, light, power, telephone and data, sprinkler charges, cleaning, waste disposal in excess of that provided by Landlord, and other utilities and services (the
     "Services") used on or from the Premises, together with any taxes (other than real estate taxes), penalties, surcharges or the like pertaining thereto. If any such Services are not separately billed or metered to Tenant, Tenant shall pay an equitable share, as determined in good faith by Landlord, of all charges jointly billed or metered with other premises in the Project. Tenant shall also be responsible and pay for any personal property, sales, use or income taxes associated with Tenant's use or occupancy of the Premises, insurance required to be carried by Tenant under the Lease, and Tenant's repair and maintenance duties under the Lease.

          7.2.2 Tenant shall at all times during the Term at Tenant's expense maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in a good, clean and secure condition and promptly make all necessary repairs and replacements, as determined by Landlord, including but not limited to, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor covering, heating, ventilating and air conditioning systems, ceiling insulation, truck doors, hardware, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical and lighting systems, and fire sprinklers, with materials and workmanship of the same character, kind and quality as the original. Tenant shall at Tenant's expense also perform regular removal of trash and debris. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any negligence or act of Tenant or Tenant's Parties. Nothing herein shall expressly or by implication render Tenant Landlord's agent or contractor to effect any repairs or maintenance required of Tenant under Paragraph 7.2, as to all of which Tenant shall be solely responsible.

          7.2.3 Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures, furnishings, equipment, personal property or its Alterations (defined below), and on Tenant's interest pursuant to this Lease, or any increase in any of the foregoing. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

8. Improvements, Alterations & Mechanic's Liens.

         8.1      Improvements; Alterations.

          8.1.1 Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises ("Alterations") without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed Alterations which: (1) comply with all applicable Regulations; (2) are, in Landlord's opinion, compatible with the Building or the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans With Disabilities Act); and (3) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a good and workmanlike manner, and to comply with all applicable Regulations. Tenant shall at Tenant's sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant's obligations under this Paragraph 8.1. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any Alterations beyond those originally agreed upon at the commencement of the Lease, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord's option, require that Tenant, at Tenant's expense, remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant's trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense.

          8.1.2 Notwithstanding the foregoing, at Landlord's option (but without obligation), all or any portion of the Alterations shall be performed by Landlord for Tenant's account and Tenant shall pay Landlord's estimate of the cost thereof (including a reasonable charge for Landlord's overhead and profit) prior to commencement of the work. In addition, at Landlord's election and notwithstanding the foregoing, however, Tenant shall pay to Landlord the cost of removing any such Alterations and restoring the Premises to their original condition such cost to include a reasonable charge for Landlord's overhead and profit as provided above, and such amount may be deducted from the Security Deposit or any other sums or amounts held by Landlord under this Lease.

          8.1.3 At least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

          8.2 Mechanic's Liens. Tenant shall not cause, suffer or permit any mechanic's or materialman's lien or claim to be filed or asserted against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant or any Tenant Party.

9. Use.

     9.1 Permitted Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use stated in the Basic Lease Information (the "Permitted Use") and shall not create or permit any nuisance or unreasonable interference with or disturbance of any other tenants of Landlord. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable governmental laws, rules, requirements and regulations, and covenants, easements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, or to Tenant's use of the common areas together with all rules which may now or hereafter be adopted by Landlord affecting the Premises and/or the common areas (collectively "Regulations"). Should any Regulation now or hereafter be imposed on Tenant or Landlord by any governmental body relating to the use or occupancy of the Premises by Tenant or any Tenant Party, then Tenant agrees, at its sole cost and expense, to comply promptly with such Regulations.

     9.2 Hazardous Materials. As used in this Lease, the term "Hazardous Material" means any flammable items, hazardous or toxic substances, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, pesticides, asbestos, PCBs and similar compounds, and including any materials subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant or any Tenant Party without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent but in compliance with all applicable laws and Regulations, use any materials customarily used by occupants of commercial office space, so long as such use does not expose the Premises, the Building or the Project to any meaningful risk of contamination or damage or expose Landlord to any liability therefore.

10. Assignment and Subletting.

     10.1 Transfers; Consent. Tenant shall not, without the prior written consent of Landlord, (a) assign, transfer, mortgage, hypothecate, or encumber this Lease or any estate or interest herein, whether directly, indirectly or by operation of law, (b) permit any other entity to become a Tenant hereunder by merger, consolidation, or other reorganization (but this subparagraph (b) shall not be applicable if Tenant is a corporation whose stock is publicly traded),
(c) if Tenant is a corporation, partnership, limited liability company, limited liability partnership, trust, association or other business entity (other than a corporation whose stock is publicly traded), permit, directly or indirectly, the transfer of any ownership interest in Tenant so as to result in (i) a change in the current control of Tenant, (ii) a transfer of twenty-five percent (25%) or more in the aggregate in any twelve (12) month period in the beneficial ownership of such entity or (iii) a transfer of all or substantially all of the assets of Tenant, (d) sublet any portion of the Premises, or (e) grant any license, concession, or other right of occupancy of or with respect to any portion of the Premises, or (f) permit the use of the Premises by any party other than Tenant or a Tenant Party (each of the events listed in this Paragraph
9.1 being referred to herein as a "Transfer"). At least twenty (20) business days prior to the effective date of any proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer and all consideration therefor, copies of the proposed documentation, and such information as Landlord may reasonably require. Any Transfer made without Landlord's consent shall be void and shall constitute an Event of Default by Tenant. Tenant shall pay to Landlord $500 as a review fee for each Transfer request, and reimburse Landlord for its reasonable attorneys' fees and all other costs incurred in connection with considering any request for consent to a proposed Transfer. Landlord's consent to a Transfer shall not release Tenant from its obligations under this Lease (or any guarantor of this Lease of its obligations with respect thereto). Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers.

     10.2 Cancellation and Recapture. Notwithstanding Paragraph 10.1, Landlord may (but shall not be obligated to), within ten (10) business days after receipt of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or subject to an assignment of this Lease ("Transfer Space") as of the date such proposed Transfer is proposed to be effective and, thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person or entity or not at all) without liability to Tenant

11. Insurance, Waivers, Subrogation and Indemnity.

         11.1 Insurance. Each of Landlord and Tenant shall maintain throughout the Term insurance policies as required on Exhibit B attached hereto and shall otherwise comply with the obligations and requirements provided on Exhibit B.

     11.2 Waiver of Subrogation. Landlord and Tenant each waives any claim, loss or cost it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property (a "Loss"), to the extent the same is insured against (or is required to be insured against under the terms hereof) under any "all risk" property damage insurance policy covering the Building, the Project, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, regardless of whether the negligence of the other party caused such Loss.

     11.3 Indemnity. Subject to Paragraph 11.2, Tenant shall indemnify, defend by either Insurer's counsel or by counsel reasonably acceptable to Landlord, protect and hold harmless Landlord and its affiliates, and each of their respective directors, shareholders, partners, lenders, members, managers, contractors, affiliates and employees (collectively, "Landlord Indemnitees") from and against all claims, losses, liabilities, causes of suit or action, judgments, damages, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees, consultant's fees, and court costs) arising from or asserted in connection with the use or occupancy of the Premises, the Building or the Project by Tenant or any Tenant Party, or any negligence or misconduct or omissions of Tenant or of any Tenant Party in or about the Premises or the Project, or Tenant's breach of any of its covenants under this Lease, except in each case to the extent arising from the gross negligence or willful misconduct of Landlord or any Landlord Indemnitee. Except to the extent expressly provided in this Lease, Tenant hereby waives all claims against and releases Landlord and each Landlord Indemnitee for any injury to or death of persons, damage to property or business loss in any manner related to
(i) Tenant's use and occupancy of the Premises, the Building or the Project by or from any cause whatsoever (other than Landlord's gross negligence or willful misconduct), (ii) acts of God, (iii) acts of third parties, or (iv) any matter outside of the reasonable control of Landlord. This Paragraph 11.3 shall survive termination or expiration of this Lease.

12. Subordination; Attornment.

     12.1 Subordination. This Lease is subject and subordinate to all present and future ground or master leases of the Project and to the lien of all mortgages or deeds of trust (collectively, "Security Instruments") now or hereafter encumbering the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of any such Security Instruments, unless the holders of any such mortgages or deeds of trust, or the lessors under such ground or master leases (such holders and lessors are sometimes collectively referred to herein as "Holders") require in writing that this Lease be superior thereto. Tenant shall, within fifteen (15) days of request to do so by Landlord, execute, acknowledge and deliver to Landlord such further instruments or assurances as Landlord may deem necessary or appropriate to evidence or confirm the subordination or superiority of this Lease to any such Security Instrument.

     12.2 Attornment. Tenant covenants and agrees that in the event that any proceedings are brought for the foreclosure of any mortgage or deed of trust, or if any ground or master lease is terminated, it shall attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or master lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as "Landlord" under this Lease. In the event that the holder of any such mortgage or deed of trust becomes the "Landlord" under this Lease, such holder shall not be liable for any act or omission of Landlord which occurred prior to such holder's acquisition of title.

     12.3 Non-Disturbance. In the event any mortgage shall be foreclosed and provided that there has not occurred an Event of Default hereunder, this Lease shall not terminate on account thereof so long as the Tenant continues to pay the rents reserved in this Lease and otherwise performs and observes all of the terms, covenants, conditions, and provisions of this Lease to be performed and observed by or on behalf of Tenant thereunder.

13. Rules and Regulations and Signage. Tenant shall comply, and shall cause each Tenant Party to comply, with the Rules and Regulations of the Project which are attached hereto as Exhibit E and the signage criteria which are attached hereto as Exhibit C, and all such nondiscriminatory modifications, additions, deletions and amendments thereto as Landlord shall adopt in good faith from time to time.

14. Condemnation. If the entire Project or Premises are taken by right of eminent domain or conveyed by Landlord in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking. If any material portion, but less than all of the Premises or the Building, become subject to a Taking and such Taking will render the Premises untenantable for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and all Rent paid or payable hereunder shall be apportioned between Landlord and Tenant as of the date of such Taking. If any material portion, but less than all, of the Project, Building or the Premises becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to any Holder of any Security Instrument, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and all Rent paid or payable hereunder shall be apportioned between Landlord and Tenant as of the date of such Taking. If this Lease is not so terminated, then Base Rent thereafter payable hereunder shall be abated for the duration of the Taking in proportion to that portion of the Premises rendered untenantable by such Taking. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Project is situated, the Project, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award).

15. Fire or Other Casualty.

     15.1 Repair Estimate; Right to Terminate. If all or any portion of the Premises or the Project is damaged by fire or other casualty (a "Casualty"), Landlord shall, within ninety (90) days after Landlord's discovery of such damage, deliver to Tenant its good faith estimate (the "Damage Notice") of the time period following such notice needed to repair the damage caused by such Casualty. Landlord may elect to terminate this Lease in any case where (a) any portion of the Premises or any material portion of the Project are damaged and
(b) either (i) Landlord estimates in good faith that the repair and restoration of such damage under Paragraph 15.2 ("Restoration") cannot reasonably be completed (without the payment of overtime) within two hundred (200) days of Landlord's actual discovery of such damage, (ii) the Holder of any Security Instrument requires the application of any insurance proceeds with respect to such Casualty to be applied to the outstanding balance of the obligation secured by such Security Instrument, (iii) the cost of such Restoration is not fully covered by insurance proceeds available to Landlord and/or payments received by Landlord from tenants, or (iv) Tenant shall be entitled to an abatement of rent under this Paragraph 15 for any period of time in excess of thirty-three percent (33%) of the remainder of the Term.

     15.2 Repair Obligation; Abatement of Rent. Subject to Paragraph 15.1, Landlord shall, within a reasonable time after the discovery by Landlord of any damage resulting from a Casualty, begin with reasonable diligence to restore the Premises to substantially the same condition as existed immediately before such Casualty, except for modifications required by Regulations, and modifications to the Project reasonably deemed desirable by Landlord; provided, however, that Landlord shall not be required as part of the Restoration to repair or replace any of the Alterations, furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Premises. Landlord shall have no liability for any inconvenience or annoyance to Tenant or injury to Tenant's business as a result of any Casualty, regardless of the cause therefor. Base Rent shall abate if and to the extent a Casualty damages the Premises and renders them unfit for occupancy, and are not occupied by Tenant.

16. Parking. Tenant shall have the right to the nonexclusive use of the parking facilities of the Project for the parking of motor vehicles used by Tenant and Tenant Parties only; such rights are not transferable without Landlord's approval. The use of such parking facilities shall be subject to such rules and regulations as may be adopted by Landlord from time to time for the use of such facilities.

17. Events of Default. Each of the following occurrences shall be an "Event of Default" and shall constitute a material default and breach of this Lease by
Tenant: (a) any failure by Tenant to pay Rent or any other amount due and payable hereunder when due; (b) the abandonment or vacation of the Premises by Tenant; (c) any failure by Tenant to obtain insurance and/or deliver insurance certificates required under Paragraph 11; (d) any failure by Tenant to execute and deliver any estoppel certificate or other document described in Paragraphs 12 or 21 requested by Landlord, where such failure continues for five (5) days after delivery of written notice of such failure by Landlord to Tenant; (e) any failure by Tenant to fully perform any other obligation of Tenant under this Lease, where such failure continues for thirty (30) days after delivery of written notice of such failure by Landlord to Tenant; (f) the voluntary or involuntary filing of a petition by or against Tenant or any general partner of Tenant or any guarantor (i) in any bankruptcy or other insolvency proceeding,
(ii) seeking any relief under any state or federal debtor relief law, or (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; (g) the default, repudiation or revocation of any guarantor of Tenant's obligations hereunder. Any notice of any failure of Tenant required under this Paragraph 17 shall be in lieu of, and not in addition to, any notice required under applicable law.

18. Remedies. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available at law or in equity, the option to pursue any one (1) or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:

     18.1 Terminate this Lease, and Landlord may recover from Tenant all amounts permitted by law necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease

(specifically including, without limitation, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises, the Building, or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant);

     18.2 If Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

     18.3 Landlord shall at all times have the right to seek any declaratory, injunctive, or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

     18.4 Following the occurrence of two instances of payment of Rent more than ten (10) days late in any twelve (12) month period, the late charge set forth in Paragraph 5 shall apply from the date payment was due and Landlord may require that all remaining monthly installments of Rent payable under this Lease shall be payable by cashier's check or electronic funds transfer two (2) months in advance, and may require that Tenant increase the Security Deposit to an amount equal to two times the current month's Rent at the time of the most recent default.

     18.5 Cure Tenant's default at the expense of Tenant (A) immediately and without notice in the case (1) of emergency, (2) where such default unreasonably interferes with any other tenant in the Project, or (3) where such default will result in the violation of any Regulation or the cancellation of any insurance policy maintained by Landlord, and (B) in any other case if such default continues for ten (10) days following the receipt by Tenant of notice of such default from Landlord and all costs incurred by Landlord in curing such default(s), including, without limitation, attorneys' fees, shall be reimbursable by Tenant as Rent hereunder upon demand, together with interest thereon, from the date such costs were incurred by Landlord, at the Default Rate.

19. Surrender of Premises. No agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or earlier termination of this Lease, Tenant shall deliver to Landlord all keys to the Premises, and Tenant shall deliver to Landlord the Premises in the same condition as existed on the date Tenant originally took possession thereof, ordinary wear and tear excepted. In addition, prior to the expiration of the Term or any sooner termination thereof, (a) Tenant shall remove such Alterations as Landlord shall request (even if installed with Landlord's consent) and shall restore the portion of the Premises affected by such Alterations and such removal to its condition existing immediately prior to the making of such Alterations, (b) Tenant shall remove from the Premises all unattached trade fixtures, furniture, equipment and personal property located in the Premises, including, without limitation, phone equipment, wiring, cabling and all garbage, waste and debris, and (c) Tenant shall repair all damage to the Premises or the Project caused by any such removal including, without limitation, full restoration of all holes and gaps resulting from any such removal and repainting required thereby. All personal property and fixtures of Tenant not so removed shall, to the extent permitted under applicable Regulations, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items.

20. Holding Over. If Tenant holds over after the expiration or earlier termination of the Term hereof, with or without the express or implied consent of Landlord, Tenant shall be only a month-to-month tenant and otherwise upon the terms, covenants and conditions herein specified and Tenant's Base Rent shall be at a rate equal to one hundred fifty percent (150%) of the monthly installment of Base Rent payable by Tenant immediately prior to such expiration or termination.

21. Substitution or Demolition. Intentionally Omitted.

22. Landlord Transfers and Liability. Landlord may, without restriction, sell, assign or transfer in any manner all or any portion of the Project, any interest therein or any of Landlord's rights under this Lease and then Landlord shall automatically be released from any further obligations hereunder. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease or with respect to any obligation or liability related to the Premises or the Project shall be recoverable only from the interest of Landlord in the Project, and neither Landlord nor any affiliate thereof shall have any personal liability with respect thereto and in no case shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any breach of this Lease. In the event that the holder of a mortgage or deed of trust on the Premises becomes the "Landlord" under this Lease, such holder shall not be liable for any act or omission of Landlord which occurred prior to such holder's acquisition of title.

23. Estoppel Certificates; Financial Statements. At any time and from time to time during the Term, Tenant shall, without charge, execute, acknowledge and deliver to Landlord within ten (10) days after Landlord's request therefor, an estoppel certificate in recordable form containing such factual certifications and other provisions as are commonly found in the estoppel certificate forms requested by institutional lenders and purchasers.

24. Notices. All Notices, demands, consents, or other information desired or required to be given under this Lease shall be effective only if given in writing and sent by (a) certified United States mail, postage prepaid, return receipt requested, (b) nationally recognized express mail courier that provides written evidence of delivery, fees prepaid, (c) facsimile, (d) United States first-class mail, postage prepaid, or (e) personal delivery, and addressed to the Addresses For Notices as set forth in the Basic Lease Information, or at such other address as may be specified from time to time, in writing, or, if to Tenant, at the Premises. Any such notice, demand, consent, or other information shall be deemed given (i) if sent by certified mail, on the date of delivery shown on the receipt card, (ii) if sent by courier, on the date it is officially recorded by such courier, (iii) if delivered by facsimile, on the date the sender obtains written telephonic confirmation that the electronic transmission was received, (iv) if sent by United States first-class mail, five (5) business days from the date mailed, or (v) if delivered personally, upon delivery or, if refused by the intended recipient, upon attempted delivery.

25. Payment by Tenant; Non-Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such terms. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

26. Certain Rights Reserved by Landlord. Landlord hereby reserves and shall have the following rights with respect to the Premises and the Project: (a) to make inspections, repairs, or improvements, whether structural or otherwise, in and about the Premises or any part thereof; and (b) to enter the Premises at reasonable hours with adequate notice to Tenant accompanied by Tenant's representative (or at any time in an emergency) to perform repairs, to take any action authorized hereunder, or to show the Premises to prospective purchasers or lenders, or, during the last six (6) months of the Term, prospective tenants.

27. Miscellaneous. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Tenant and the person or persons signing on behalf of Tenant represent and warrant that Tenant has full right, power, and authority to enter into this Lease, and that all persons signing this Lease on its behalf are authorized to do so. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All exhibits and attachments attached hereto are incorporated herein by this reference. This Lease shall be governed by and construed in accordance with the laws of the jurisdiction where the Project is located. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party, including without limitation, reasonable attorneys' fees and court costs. Tenant shall not record this Lease or any memorandum hereof. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR WITH RESPECT TO THIS LEASE. This Lease may be executed in any number of counterparts, each of which shall be deemed an original. Time is of the essence as to the performance of each covenant hereunder in which time of performance is a factor.

28. No Broker. Landlord and Tenant each warrant that they have dealt with no real estate broker in connection with this transaction with the exception of the brokers, if any, named in Exhibit F. Landlord and Tenant each agree to hold each other harmless from and against any and all damages, costs and expenses resulting from any claim(s) for a brokerage commission or finder's fee that may be asserted against either of them by any broker or finder with whom the other has dealt.

29. Further provisions, if any, are contained in Exhibit F, attached hereto.

Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.
                                       12

                                    EXHIBIT A
                                PREMISES/PROJEXCT

                           HENDERSON COMMERCE CENTER

                                (GRAPHIC OMITTED)

                                   Exhibit B
                                   INSURANCE

Tenant's Insurance. Tenant shall, at Tenant's sole cost and expense, procure and keep in effect from the date of this Lease (or earlier authorized occupancy) and at all times until the end of the Term, the following insurance coverage:

1. Property Insurance. Insurance on all personal property and fixtures of Tenant and all improvements made by or for Tenant to the Premises on an "All Risk" or "Special Form" basis, for the full replacement value of such property.

2. Liability Insurance. Commercial General Liability Insurance written on an ISO CG 00 01 10 93 or equivalent form, on an occurrence basis, with a per occurrence limit of at least $2,000,000, and a minimum general aggregate limit of at least $3,000,000, covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and/or the Project by Tenant or any Tenant Party. Such insurance shall include contractual liability coverage insuring Tenant's indemnity obligations under this Lease, and shall be endorsed to name Landlord, any Holder of a Security Instrument and any other party specified by Landlord as an additional insured with regard to liability arising out of the ownership, maintenance or use of the Premises.

3. Worker's Compensation and Employer's Liability Insurance. (a) Worker's Compensation Insurance as required by any Regulation, and (b) Employer's Liability Insurance in amounts not less than $1,000,000 each accident for bodily injury by accident and for bodily injury by disease, and for each employee for bodily injury by disease.

4. Commercial Auto Liability Insurance. Commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos.)

5. Alteration Requirements. In the event Tenant shall desire to perform any Alterations, Tenant shall deliver to Landlord, prior to commencing such Alterations (i) evidence satisfactory to Landlord that Tenant carries "Builder's Risk" insurance covering construction of such Alterations in an amount and form approved by Landlord, (ii) and such other insurance as Landlord shall reasonably require, and (iii) a lien and completion bond or other security in form and amount satisfactory to Landlord.

6. General Insurance Requirements. All coverages described in this Exhibit B shall be endorsed to (i) provide Landlord with thirty (30) days' notice of cancellation or change in terms; and (ii) be primary and non-contributing with Landlord's insurance. The property insurance coverage required of Tenant shall be endorsed to waive all rights of subrogation by the insurance carrier against Landlord or shall otherwise state that the carrier shall be so bound by Tenant's waiver of the carrier's right of subrogation. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Exhibit B is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent, Landlord shall have the right o require Tenant to increase the amount or change the types of insurance coverage required under this Exhibit B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A-X or better in "Best's Insurance Guide" and authorized to do business in the State of Nevada. Deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed $10,000 per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant's insurance policies, or a certificate evidencing the same issued by the insurer thereunder, and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant under the Lease, procure the same for the account of Tenant, and the cost thereof (with interest theron at the Default Rate) shall be paid to Landlord as Additional Rent.

Landlord's Insurance. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control.

1. Property Insurance. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain "All Risk" coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.

2. Optional Insurance. Landlord, at Landlord's option, may also (but shall have no obligation to) carry (i) insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Project tenants in the event of condemnation or casualty damage for a period of twelve (12) months; and (ii) liability insurance and such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, and other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

                                   EXHIBIT C

                                 SIGN CRITERIA

1. Purpose. These Sign criteria have been established for the purpose of maintaining a consistent overall appearance of the Project and shall be strictly enforced.

2. Signage. As used herein, Signage shall mean any signs, advertising placards, banners, pennants, names insignias, trademarks, balloons, flags, decals or other decorative or descriptive material installed on the Project.

3. Tenant Responsibility: Tenant, at its sole expense, shall be responsible for any Signage it requires at the Premises, including conforming with these Sign Criteria and all applicable laws, obtaining required permits, installing, maintaining and removing such Signage, as well as restoring the Premises to Landlord's satisfaction after such Signage is removed.

4. Approved Contractor: Tenant shall contract with a professionally licensed sign company approved by Landlord for the design, fabrication and installation of Tenant's Signage.

5. Landlord Approval Required. Tenant shall obtain Landlord's written approval prior to the installation or removal of any Signage on the Premises. Prior to Tenant's Signage installation, Tenant shall submit to Landlord for its review and approval, a scaled drawing of Tenant's proposed Signage including colors, construction details, method of attachment, electrical loads and electrical plans. Any sign installed without the prior approval of Landlord will be brought into conformity or removed at Tenant's expense.

6.  Permitted  Signage.  Tenant  shall be  permitted  Identification  Signage at
Tenant's main entrance displaying Tenant's business name, type of business and/or logo only. Tenant shall also be permitted Information Signage at Tenant's main entrance displaying Tenant's hours of operations and such other information approved by Landlord. Landlord shall designate the specific location of Tenant's Signage.

7. Sign Specifications. All Tenant Signage shall comply with these Sign Criteria and the Sign Specifications attached hereto as Exhibit C-1.

8. Installation. Tenant shall notify Landlord prior to the installation of any Signage. Tenant or its contractor shall repair any damage to any property caused by such installation work.

9. Maintenance. Tenant shall be solely responsible for the proper maintenance of its Signage, including illumination. Landlord may repair or maintain Tenant's Signage, at Tenant's expense, if Tenant has not commenced required maintenance of its signage within ten days after receipt of written notice from Landlord informing Tenant of such required repairs or maintenance.

10. Removal. Tenant shall remove all of its Signage upon the expiration or early termination of the Lease. Tenant shall notify Landlord prior to such removal. Landlord, at Tenant's expense, shall repair any damage to the building required as a result of Tenant's sign removal.

11. Interior Signage. Except as provided herein, no signs visible from the exterior of the Premises shall be permitt4ed in the interior of the Premises without Landlord's consent.

12. Vehicle Signs. Without restricting Tenant's rights to park its delivery or other vehicles used in the normal course of business on the Project, no signs may be affixed to any vehicles or trailers parked on the Project that advertise promotions or direct customers to the Premises.

13. Prohibited Signs. Signs consisting of moving, swinging, rotating, flashing, blinking, scintillating, fluctuating or otherwise animated light are prohibited. Off-premise signs or any sign installed for the purpose of advertising a product, event, person, or subject not related to the premises upon which said sign is located are prohibited, without written consent of the Landlord.

14. No Exceptions. Except as provide herein, no Signage shall be affixed, without Landlord's prior approval, anywhere on the Project, including but not limited to on the glass, in the window area or on the exterior walls of the building, landscaping areas, sidewalks or the driveways or parking areas of the Project.

15. Changes. These Sign Criteria are subject to change by Landlord. In the event Landlord changes the Sign Criteria for the Project during the term of this Lease, Landlord may update Tenant's Signage in compliance with the new Sign Criteria provided that any costs associated with such change shall be at Landlord's sole expense.

                                  EXHIBIT C-1
                              SIGN SPECIFICATIONS

                           Henderson Commerce Center

These sign criteria have been established for the purpose of maintaining the overall appearance of Henderson Commerce Center.

Identification Signage

1. Signs shall be made from high-density foam cut letters with black fascia and black sides in a font style to be specified by Tenant. Signs will be glue adhered to the concrete face of the building in a location to be designated by Landlord.

2. The letter style, wording and logo shall be submitted to Landlord for approval.

3. The maximum sign dimensions, including Tenant's logo, shall be 2' 6" in height and 9' 0" in length. The sign and/or logo shall be centered within the center panel above the main entrance. Letters and logo shall have a depth of 2" to 2 1/2".

4.   No electrical signs shall be permitted.

5. Following, for the purpose of reference only, is an example of a typical to-scale sign layout.


                                   (GRAPHIC OMITTED)





Information Signage

1. Tenant's information signage shall only be installed in the area designated by Landlord on the door or storefront of the building at Tenant's main entrance.

2. Tenant's Information signage shall consist of white vinyl letters not to exceed 2" in height.

                                  Exhibit "D"
                          Tenant Improvement Agreement
                        Work to be Performed by Landlord



This Tenant Improvement Agreement is made a part of the Lease Agreement dated March 15, 2005 (the "Lease") between Harsch Investment Properties - Nevada, LLC ("Landlord") and Electrograph Systems, Inc., a New York corporation ("Tenant"). Landlord has leased to Tenant and Tenant has leased from Landlord, the premises commonly known as 470 Mirror Court, Suite 102-103, Henderson, Nevada (the premises). This Exhibit "D" sets forth the Agreement of Landlord and Tenant with respect to certain tenant improvements that are to be made to the Premises. This Exhibit "D" provides the terms and conditions under which Landlord and Tenant shall cause the Premises to be improved for Tenant's initial occupancy under the Lease.

1. Tenant Improvements.

     1.1. Scope of Work. Landlord shall construct improvements to the Premises (the "Tenant Improvements") in accordance with a set of mutually acceptable plans ("Tenant Improvement Plans") including but not limited to:

     1.1.1. Construction of standard office improvements which shall include:

     1.1.1.1. All partitions and ceiling systems in the various offices, server room, kitchenette, restrooms, floor and wall finishes, and such other improvements as may be required to prepare such portions of the Premises for occupancy.

     1.1.1.2. Installation of HVAC equipment, distribution ducting, thermostats, diffusers and return air grills.

     1.1.1.3. Installation of electrical service from the main switchgear to the electrical panels in the electrical closet in the Building; distribution from the electrical panels serving the Premises to light fixtures and electrical receptacles throughout the Premises; and installation of all light fixtures and fire/life safety equipment in the Premises.

1.1.2 Landlord shall retain the services of a space planner or architect to prepare necessary drawings and plans for construction of the tenant improvements ("Tenant Improvement Plans"). Within five (5) business days after Landlord delivers to Tenant a copy of the Tenant Improvement Plans, Tenant shall either approve them or shall set out the requested revisions. Tenant shall clearly identify and locate on the Tenant Improvement Plans (i) any special requirements; and (ii) locations of telephone and electrical receptacles, outlets, and other items requiring electrical power (for special conditions, equipment, power requirements, and manufacturer's model numbers must be included). Landlord shall review any revisions made by Tenant and shall, in writing within three (3) business days after receipt, either approve the revised Tenant Improvement Plans or reject them, in which case Landlord shall specify in reasonable detail the deficiencies as submitted. If rejected, Tenant shall resubmit required changes as soon as practicable until Landlord's approval has been obtained. If the estimated cost of construction in accordance with the approved Tenant Improvement Plans exceeds the Landlord's Contribution (as defined below), either the Tenant must agree to bear the additional cost or the Tenant must identify the changes it wants made to the Tenant Improvement Plans to bring the cost of the mutually agreed scope of work to within the Landlord's Contribution.

                                   D (1 OF 4)

1.2 Construction. Landlord shall engage the services of a General Contractor to construct the Tenant Improvements. The Landlord will also provide Project Management services for the duration of the Tenant Improvements. The Tenant Improvements shall be constructed in accordance with the Tenant Improvement Plans and Tenant's construction schedule.

     1.2.1Tenant shall be responsible for delays and additional costs in completion of the design and construction of the Tenant Improvements caused by its changes to the Tenant Improvement Plans or by delays caused by Tenant's special materials that require a long lead-time for delivery.

     1.2.2If Tenant desires any change to the Tenant Improvements, Tenant's change order request shall be subject to Landlord's approval, which approval shall not be unreasonably withheld.

     1.2.3Landlord  and  its   contractors   shall  comply  with  the  following
          requirements that shall be applicable to any work to be performed on the Premises by Landlord or its contractors:


          1.2.3.1 All such work shall be done in conformity with a valid building permit when required, all such work shall be performed in accordance with all applicable governmental regulations and all applicable safety regulations applicable to the Premises. During any period in which Landlord and Tenant are simultaneously occupying and/or performing work in the Premises, Landlord's Project Manager shall be authorized to resolve any conflict as to scheduling, access or the like.

          1.2.3.2 Tenant shall store materials only in areas designated and approved by the Landlord's Project Manager from time to time. All trash and surplus construction materials shall be promptly removed from the Property.

     1.2.4Tenant's  entry into the Premises for any purpose,  including  without limitation inspection or performance of work by Landlord's contractors, prior to the Commencement Date, shall be subject to all the terms and conditions of the Lease, including without limitation the provisions of the Lease relating to the maintenance of insurance, but excluding the provisions of the Lease relating to the payment of Base Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, subcontractors, licensees, agents, employees, guests, invitees, or visitors.

     1.2.5Tenant shall indemnify and hold harmless Landlord from and against any and all claims, losses, liabilities, and expenses (including without limitation attorneys' fees) arising out of or in any way

                                   D (2 OF 2)
          related to the activities of Tenant's contractors and their subcontractors in the Premises or on the Property, if any. Without limiting the generality of the foregoing, Tenant shall promptly reimburse Landlord upon demand for any extra expense incurred by the Landlord as a result of faulty work performed by any of Tenant's contractors, any delays caused by such work, or inadequate clean-up of such work.

1.3 Cost. The cost to design, permit and construct the Tenant Improvements shall be paid by Landlord and Tenant as follows:

     1.3.1Provided that Tenant complies with each and every term and condition of this Agreement, Landlord will contribute a Tenant Improvement Allowance of up to Fifty-nine Dollars and 00/100 ($59.00) per square foot as to the 1,356 square feet of office area or Eighty Thousand Dollars and 00/100 ($80,000.00) ("Landlord's Contribution") towards the approved Tenant Improvements for Tenant's Premises ("Tenant's Work") to be used by Landlord solely for improvements to the interior of the Premises. Landlord will guarantee all electrical equipment, mechanical equipment and loading doors for the first year of the Lease Term. Tenant shall be responsible for the cost of any additional improvements to the Premises over and above the Tenant Improvement Allowance.

          In the event that the total dollar amount due the Contractor upon completion of the tenant improvements should be less than the Eighty Thousand and 00/100 Dollars ($80,000.00), Tenant shall not be entitled to any monetary reimbursement or rent credit of any kind. In the event Tenant should not fulfill it obligations hereunder for the entire Lease Term for any reason, including default by Tenant, or specifically if at any time during the Lease Term Landlord and Tenant should execute a Lease Termination Agreement specifying that Tenant shall be relieved of all obligations and liabilities arising after the effective date of termination, Tenant shall be required to reimburse Landlord the unamortized portion of the Tenant Improvement Allowance expended by Landlord, which shall be calculated based on an annual interest rate of ten percent (10%) and amortized over five (5) years. Payment shall be submitted in the form of a cashier's check payable to Landlord promptly upon the termination of Tenant's right to occupancy or execution of the Termination Agreement, whichever shall first occur.

     1.3.2 Prior to commencement of construction of the Tenant Improvements, Landlord shall submit to Tenant the final estimated cost of the Tenant Improvements.

2. Tenant's Furniture, Fixtures and Equipment.

     2.1 Scope of Work. Tenant shall procure and install all furniture, fixtures and equipment in the Building ("Tenant's FF&E") including but not limited to:

     2.1.1 All furniture, fixtures and equipment in the offices and support areas.

          2.1.2 All furniture, fixtures and equipment used in the day-to-day business activities of the Tenant.


          2.1.3 All Security Systems, Telephone, Data and Telecommunications Equipment, Systems and Wiring.

          2.1.4 Any and/or all other specialty items.

     2.2  Design.   Tenant   shall  be  solely   responsible   for  any   plans,
          specifications and permits required for the installation of the Tenant's FF&E.

     2.3 Installation. Tenant shall be solely responsible for the installation of Tenant's FF&E. Landlord shall have no liability for the installation of Tenant's FF&E and any delays in the installation of Tenant's FF&E shall not delay the Commencement Date of the Lease.

     2.4 Cost. All costs to procure and install Tenant's FF&E shall be paid by Tenant. Landlord shall have no liability for the cost of Tenant's FF&E.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


         Landlord
         HARSCH INVESTMENT PROPERTIES-NEVADA,LLC

         By: /s/ Susan Bowlsby

         Title:  Sr. Vice President


         Tenant
         ELECTROGRAPH SYSTEMS, INC.

         By:  /s/ Seth Collins
         Title: _President, Manchester Technologies, Inc.

                                   D (4 OF 4)

                                   EXHIBIT E
                             RULES AND REGULATIONS

Except as otherwise provided in the Multi-Tenant Lease to which this exhibit is attached, the following rules and regulations shall apply:

1. The sidewalk, entries and driveways of the Project shall not be obstructed by Tenant or its agents or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises or on the roof of the Project.

3. Except for seeing-eye dogs or service animals, no animals shall be allowed in the offices, halls or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler or carry on any mechanical business in the Premises except as specifically approved in the Lease. The use of oil, gas or flammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. No vehicle of any type shall be stored in the parking areas at any time. In the event a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in designated parking areas in conformity with all signs and other markings. All parking will be open parking; numbering or lettering of individual spaces will not be permitted except as specified by Landlord.

8. Tenant shall maintain the premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. a. Tenant agrees that all Tenant's trash and rubbish shall be deposited in receptacles and that Tenant shall not cause or permit any trash receptacles to remain outside the building. All movable trash receptacles provide by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose. In the event Landlord provides or designates trash receptacles, Tenant agrees, at its own cost and expense, to cause such receptacles to be emptied and trash removed. Tenant agrees to bag trash before depositing it in the authorized trash area. Landlord reserves the right o contract for trash removal and bill Tenant for said services. b. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises including, without limitation, outside storage of trucks and other vehicles or dumping of waste or refuse or permit any harmful materials to be placed in any drainage or sanitary system or trash receptacle in or about the Premises.

13. No auction, public or private, will be permitted on the Premises or the Project.

14. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

15. The premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal Purposes or for any purpose other than that specified in the Lease.

16. Tenant shall ascertain from Landlord the maximum amount of electrical current that can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not the use more electricity than such safe capacity.

17. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

18. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                                   EXHIBIT F
                               FURTHER PROVISIONS


Paragraph 30:   Broker

Landlord and Tenant each warrant that they have dealt with no real estate broker in connection with this transaction with the exception of Dan J. Doherty, SIOR of Colliers International located at 3960 Howard Hughes Parkway, Suite 150, Las Vegas, Nevada 89109 who represented Landlord and David Afromsky of Coldwell Banker Commercial located at 5720 South Arville, Suite 108, Las Vegas, Nevada 89118 who represented Tenant. Landlord shall pay a commission to its broker for sharing with Tenant's broker per a separate agreement. Landlord and Tenant each agree to hold the other harmless from and against any and all damages, costs and expenses resulting from any claim(s) for a brokerage commission or finder's fee that may be asserted against either of them by any broker or finder other than those named above with whom the other has dealt. If Tenant exercises its early termination options as set forth in Paragraph 36, Tenant shall be responsible for reimbursing Landlord for the unamortized portion of the commissions paid.


Paragraph 31:   Option To Renew

So long as Tenant has not assigned or sublet its interest under the Lease, even an assignment or sublease with Landlord's consent (other than an assignment pursuant to Paragraph 10.1(b)), and Tenant is not in default at the time of exercise and no default arises between that time and the expiration of the existing Term of the Lease, Tenant or any assignee or successor of Tenant pursuant to Paragraph 10.1(b), but not any other assignee, subtenant or successor of Tenant, shall have a single option to extend the duration of this Lease for a period of three (3) years. During the option Term, all of the other provisions of the Lease shall remain in effect except that the Base Rent shall be subject to adjustment to a fair market rent as shall be agreed upon between the parties, but in no event less than four percent (4%) above the amount in effect during the last year of the primary Term. Tenant shall exercise the option by giving written notice of same to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the existing Term of the Lease (the "Exercise Date").

The Base Rent applicable during the Option Term shall be established by mutual agreement of the parties within thirty (30) days of the Exercise Date or, if the parties cannot so agree, the Base Rent shall be determined as follows. Within ten (10) days after the thirty (30) day period or sooner if the parties mutually agree, Landlord and Tenant shall each appoint an expert who shall be an appraiser or licensed real estate professional with at least five (5) years of commercial real estate experience within the area where the Premises are located. Within forty-five (45) days of the appointment, each expert shall establish the Base Rent for the Premises taking into account the then condition of the Premises and local market conditions and practices applicable to leases which are comparable as to duration, size, location and use. If a party fails to appoint an expert, the determination of the sole expert appointed shall apply. Each party shall pay the fees and expenses of its own expert and shall share equally the fees and expenses of a referee, if one is required.

If two experts are appointed and the determinations are capable of direct comparison and the higher determination is less than one hundred ten percent (110%) of the lower one, the Base Rent shall be the average of the determinations. If the determinations are not sufficiently similar in approach to ascertain that they are within 110% of one another or they are similar in approach but further apart, the experts shall, within five (5) days of the last expert's determination, attempt to mutually select a third party as a referee. If they cannot agree on a referee, either party may ask the presiding judge of the trial court in the jurisdiction where the Premises are located to appoint a referee for them. The referee, selected by either means, must have the same type of qualifications as the experts, except that the referee must not have been employed regularly or as a consultant, during the prior six (6) month period by either Landlord or Tenant. Within thirty (30) days of his or her appointment, the referee must select one of the two (2) experts' determinations as being more appropriate and that determination shall establish the Base Rent for the Option Term.

Paragraph 32:   Parking

Landlord will provide three (3) reserved parking spaces for the use of Tenant's employees and visitors at locations in reasonable proximity to the Premises to be designated from time to time by Landlord, which spaces shall be subject to the rules and regulations set forth in Paragraph 16.


Paragraph 33:   Landlord's Warranty

Landlord warrants that all electrical, mechanical, plumbing, fire sprinklers, HVAC, roll-up doors, and evaporative cooling systems are in new and good operating condition at the Commencement of the initial Lease Term. Except for damage caused by Tenant, its employees, agents and invitees, Landlord shall warrant the above systems for one (1) year from the date the Tenant occupies the Premises.


Paragraph 34:   Tenant's Alterations

Notwithstanding paragraph 8.1 of this Lease Agreement, Tenant at its own expense shall be permitted to install four (4) removable steel security posts, two (2) in front of each grade level door. Said security posts are allowed to be in place during non-business hours and will not be in place during regular business hours. Tenant agrees to remove such security posts and restore the ground to its original condition upon vacating the Premises. In addition, Tenant at its own expense shall be permitted to install a security fence to separate the warehouse area from the office area to allow the Tenant to utilize the warehouse area and have it be secured while the office area is being constructed.


Paragraph 35:   Right of First Refusal to Expand

Unit B101, consisting of an area of approximately 10,641 square feet located adjacent to the Premises, is occupied as of the date of this Lease, but Landlord anticipates it becoming available for lease during the Term of this Lease ("Expansion Space"). So long as Tenant is not in default of this Lease, Landlord agrees not to lease all or any portion of the Expansion Space to any other party without providing Tenant with a right of first refusal ("ROFR") as set forth herein. If Landlord should receive a written offer from any third party to lease any portion of the Expansion Area on terms acceptable to Landlord, or if Landlord should be prepared to make a written offer to lease any portion of the Expansion Area to a third party (each a "Bona Fide Offer"), Landlord shall notify Tenant of the terms and conditions of said Bona Fide Offer. Tenant shall have seven (7) business days after receipt of said notification from Landlord to exercise Tenant's one time only ROFR by giving written notice to Landlord that Tenant is prepared to lease all, but not less than all of the Expansion Area from Landlord upon the same terms and conditions as are contained in the Bona Fide Offer or other terms mutually agreeable to the parties, except that the duration of the lease term applicable to the Expansion Area for Tenant shall be equal to that contained in the Bona Fide Offer, but not less than three (3) years. If Tenant does elect to lease the Expansion Space, the parties shall promptly execute an amendment to the Lease reflecting the addition of the Expansion Space, together with corresponding changes in the Base Rent, Security Deposit, and other terms and conditions, as appropriate. If Tenant declines the opportunity to lease the Expansion Space or otherwise fails to timely exercise its ROFR, the ROFR shall be extinguished, and Tenant shall have no further entitlement to notice of future Bona Fide Offers even if the Bona Fide Offer that gave rise to the notification from landlord should fail to result in an executed lease. Notwithstanding the foregoing, Landlord agrees that Tenant shall have the exclusive right to expand into the Expansion Space for the first 45 days following the Scheduled Term Commencement Date of the Lease Agreement on the same terms and conditions as are applicable to the Premises except that Landlord will not provide any Tenant Improvement Allowance for the Expansion Space . Thereafter, Tenants rights regarding said Expansion Space shall be subject to the terms and conditions described above in this Paragraph 35.


Paragraph 36:   Early Termination

Notwithstanding the provisions of the Basic Lease Information establishing the Scheduled Expiration Date of the Lease, Tenant may, for any or no reason, cause an earlier termination of the Lease to be effective as of the end of the thirty-sixth (36th) month of the initial Lease Term subject to the following terms and conditions:

                                  Page2 2 of 3

     a) Tenant must notify landlord in writing on or before the last day of the thirtieth (30th) month of the initial Lease Term of its desire to terminate the Lease as to all of the Premises occupied by Tenant within the Project (which, for the purposes of this Paragraph 36 shall also include the Expansion Space, if applicable, and any other premises covered by other lease agreements) and the effective date of that termination shall be not less than six (6) months from the date of Tenant's notice; Once delivered to Landlord, such notice may not be withdrawn by Tenant and the parties shall thereafter treat the end of the thirty-sixth (36th) month of the Lease Term as if it were the Expiration Date for purposes of the other terms and conditions of the Lease.

     b) At the time of notifying Landlord or at any time after notification and prior to any early termination date, Tenant must not have assigned or sublet all or any portion of the Premises and Tenant must not be in default;

     c) Tenant must remit with its termination notice a cashier's check payable to Landlord for (i) the un-amortized portion of the Real Estate Commissions and Tenant Improvement Allowance, which amounts are deemed to be amortized over a five (5) year period at an annual interest rate of 10% and (ii) an Early Termination fee in the amount of Twenty-four Thousand Five Hundred forty-nine and 00/100 Dollars ($24,549.00). Landlord shall provide Tenant with reasonable evidence of the Real Estate Commissions paid.

     d) The parties shall execute a Lease Termination Agreement memorializing the foregoing and specifying that Tenant shall be relieved of all obligations and liabilities arising after the effective date of termination, except that if Tenant shall have damaged the Premises or Landlord's property while vacating the space, upon written notice from Landlord, Tenant shall promptly make payment to landlord for the reasonable cost of repairs.


Paragraph 37:   Rent Prior to Delivery of Office Portion of Premises

Commencing April 1, 2005 and continuing until Landlord shall have substantially completed the Office Portion of the Premises and delivered possession of the Office Portion to Tenant, or until such time as either party causes a Lease termination due to the Landlord's failure to substantially complete the Office Portion of the Premises within the Allowed Grace Period, Tenant shall only be required to pay Base Rent and its Proportionate Share of Operating Expenses for the Warehouse Portion of the Premises. The Base Rent applicable to the Warehouse Portion of the Premises shall be $10,767.00 per month and Tenant's Proportionate Share of Operating Expenses for the Warehouse Portion of the Premises shall initially be estimated to be $2,692.00 per month. Notwithstanding the scheduled abatement of Base Rent for the month of June 2005, the parties agree that Tenant's entitlement to a month of abated Base Rent is intended to occur during the first calendar month after the Office Portion of the Premises has been substantially completed and delivered to Tenant, If necessary due to delays in delivery of the Office Portion of the Premises, the abatement month shall be delayed accordingly to be applicable to the entire Premises.

                                   EXHIBIT G
                               GUARANTY OF LEASE

This Guaranty of Lease (the "Guaranty") is attached to and made part of that certain real estate Lease (the "Lease") dated March 15, 2005, between Harsch Investment Properties-Nevada, LLC, an Oregon limited liability company, as the Landlord, and Electrograph Systems, Inc., a New York corporation, as Tenant, covering the Property commonly known as 470 Mirror Court, Suite 102-103, Henderson, Nevada 89015. Except as expressly stated herein, the terms used in this Guaranty shall have the same definitions as set forth in the Lease. In order to induce Landlord to enter into the Lease with Tenant, Manchester Technologies, Inc., a New York corporation ("Guarantor") has agreed to execute and deliver this Guaranty to Landlord. Guarantor acknowledges that Landlord would not enter into the Lease if Guarantor did not execute and deliver this Guaranty to Landlord. If Guarantor consists of more than one person or entity, all liability of Guarantor hereunder shall be joint and several.

1. Guaranty. In consideration of the execution of the Lease by Landlord and as a material inducement to Landlord to execute the Lease, Guarantor hereby irrevocably and unconditionally guarantees the full, timely and complete (a) payment of all rent and other sums payable by Tenant to Landlord under the Lease and any amendments or modifications thereto by agreement or course of conduct and (b) performance of all covenants, representations and warranties made by Tenant and all obligations to be performed by Tenant pursuant to the Lease and any amendments or modifications thereto by agreement or course of conduct. The payment of those amounts and performance of those obligations shall be conducted in accordance with all terms, covenants and conditions set forth in the Lease, without deduction, offset or excuse of any nature and without regard to the enforceability or validity of the Lease or any part thereof or any disability of Tenant.

2. Landlord's Rights. Landlord may perform any of the following acts at any time during the Lease Term without notice to or assent of any Guarantor and without in any way releasing, affecting or impairing any of Guarantor's obligations or liabilities under this Guaranty: (a) alter, modify or amend the Lease by agreement or course of conduct, (b) grant extensions or renewals of the Lease,
(c) assign or otherwise transfer its interest in the Lease, the Property or this Guaranty, (d) consent to any transfer or assignment of Tenant's or any future tenant's interest under the Lease, (e) release one or more Guarantors or amend or modify this Guaranty with respect to any Guarantor without releasing or discharging any other Guarantor from any of such Guarantor's obligations or liabilities under this Guaranty, (f) take and hold security for the payment of this Guaranty and exchange, enforce, waive and release any such security, (g) apply such security and direct the order or manner of sale thereof as Landlord, in its sole discretion, deems appropriate and (h) foreclose upon any such security by judicial or non-judicial sale without affecting or impairing in any way the liability of Guarantor under this Guaranty except to the extent the indebtedness has been paid.

3. Tenant's Default. This Guaranty is a guaranty of payment and performance and not of collection. Upon any breach or default by Tenant under the Lease, Landlord may proceed immediately against Tenant and/or any Guarantor to enforce any of Landlord's rights or remedies against Tenant or any Guarantor pursuant to this Guaranty, the Lease or at law or in equity without notice to or demand upon either Tenant or any Guarantor. This Guaranty shall not be released, modified or affected by any failure or delay by Landlord to enforce any of its rights or remedies under the Lease or this Guaranty or at law or in equity.

4. Guarantor's Waivers. Each Guarantor hereby waives (a) presentment, demand for payment and protest of non-performance under the Lease, (b) notice of any kind including, without limitation, notice of acceptance of this Guaranty, protest, presentment, demand for payment, default, nonpayment or the creation or incurring of new or additional obligations of Tenant to Landlord, (c) any right to require Landlord to enforce its rights or remedies against Tenant under the lease or otherwise or against any other Guarantor, (d) any right to require
Landlord to proceed  against any  security  held from Tenant or any other party,
(e) any right of subrogation and (f) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Landlord or any such security, whether resulting from an election by Landlord or otherwise. Any part payment by Tenant or other circumstance which operates to toll any statute of limitations as to Tenant shall operate to toll the statute of limitations as to Guarantor.

5. Separate and Distinct Obligations. Each Guarantor acknowledges and agrees that such Guarantor's obligations to Landlord under this Guaranty are separate and distinct from Tenant's obligations to Landlord under the Lease. The occurrence of any of the following events shall not have any effect whatsoever on any Guarantor's obligations to Landlord hereunder, each of which obligations shall continue in full force or effect as though such event had not occurred:
(a) the commencement by Tenant of a voluntary case under the federal bankruptcy laws as now constituted or hereafter amended or replaced or any other applicable federal or state bankruptcy, insolvency or other similar law (collectively, the "Bankruptcy Laws"), (b) the consent by Tenant to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Tenant or for any substantial part of its property, (c) any assignment by Tenant for the benefit of creditors, (d) the failure of Tenant generally to pay its debts as such debts become due, (e) the taking of corporate action by Tenant in the furtherance of any of the foregoing or (f) the entry of a decree or order for relief by a court having jurisdiction in respect of Tenant in any involuntary case under the Bankruptcy Laws or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Tenant or for any substantial part of its property or ordering the winding up or liquidation of any of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days. The liability of Guarantor under this Guaranty is not, and shall not be, affected or impaired by any payment made to Landlord under or related to the Lease for which Landlord is required to reimburse Tenant pursuant to any court order or in settlement of any dispute, controversy or litigation in any bankruptcy, reorganization, arrangement, moratorium or other federal or state debtor relief proceeding. If, during any such proceeding, the lease is assumed by Tenant or any trustee or thereafter assigned by Tenant or any trustee to a third party, this Guaranty shall remain in full force and effect with respect to the full performance of Tenant, any such trustee or any such third party's obligations under the Lease. If the Lease is terminated or rejected during any such proceeding or if any of the events described in Subparagraphs (a) through (f) of this Paragraph 5 occur, as between Landlord and Guarantor, Landlord shall have the right to accelerate all of Tenant's obligations under the Lease and Guarantor's obligations under this Guaranty. In such event, all such obligations shall become immediately due and payable by Guarantor to Landlord. Guarantor waives any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant.

6. Subordination. All existing and future advances by Guarantor to Tenant and all existing and future debts of Tenant to any Guarantor shall be subordinated to all obligations owed to Landlord under the Lease and this Guaranty.

7. Successors and Assigns. This Guaranty binds each Guarantor's personal representative, successors and assigns.

8. Encumbrances. If Landlord's Interest in the Property or the Lease or the rents, issues or profits therefrom are subject to any deed of trust, mortgage or assignment for security, any Guarantor's acquisition of Landlord's interest in the Property or the lease shall not affect any of Guarantor's obligations under this Guaranty. In such event, this Guaranty shall nevertheless continue in full force and effect for the benefit of any mortgagee, beneficiary, trustee or assignee or any purchaser at any sale by Judicial foreclosure or under any private power of sale and their successors and assigns. Any married Guarantor expressly agrees that Landlord has recourse against any Guarantor's separate property for all of such Guarantor's obligations hereunder.

9. Guarantor's Duty. Guarantor assumes the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant's default which reasonable inquiry would reveal and agrees that Landlord shall have no duty to advise Guarantor of Information known to it regarding such condition or any such circumstance.

10. Landlord's Reliance. Landlord shall not be required to inquire into the powers of Tenant or the officers, employees, partners or agents acting or purporting to act on its behalf and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

11. Incorporation of Certain Lease Provisions. Guarantor hereby represents and warrants to Landlord that Guarantor has received a copy of the Lease, has read or had the opportunity to read the Lease and understands the terms of the Lease. The provisions in the Lease relating to the execution of additional documents, legal proceedings by Landlord against Tenant, severability of the provisions of the Lease, interpretation of the Lease, notices, waivers, the applicable laws which govern the interpretation of the Lease and the authority of the Tenant to execute the Lease are incorporated herein in their entirety by this reference and made a part hereof. Any reference in those provisions to "Tenant" shall mean each Guarantor and any reference in those provisions to the "Lease" shall mean this Guaranty except that (a) any notice which Guarantor desires or is required to provide to Landlord shall be effective only if signed by Guarantor and (b) any notice which Landlord desires or is required to provide to Guarantor shall be sent to Guarantor at Guarantor's address indicated below or, if no address is indicated below, at the address for notices to be sent to Tenant under the Lease


Signed on March 21, 2005    Manchester Technologies, Inc. a New York corporation
 50 Marcus Blvd.               By: /s/ Barry Steinberg
 ---------------               -- ------------------
  Street Address                Barry Steinberg, CEO

Hauppauge, NY 11788  ***
-------------------
 Guarantor's Address